Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Hudbay Minerals Inc
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-21
Reporting Entity ESTMA Identification Number	E999414		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Copper Mountain Mine (BC) LTD. (E037058)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Eugene Lei				Date	2025-05-21
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)	Copper Mountain Mine (BC) LTD. (E037058)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[3,4]
Canada	Provincial Government of Manitoba		1,130,000		1,080,000					2,210,000	(a), (d), (e), (f)
Canada	Town of Snow Lake		1,970,000							1,970,000	(a), (d), (e)
Canada	City of Flin Flon		3,050,000							3,050,000	(a), (d), (e)
Canada	Town of Creighton		980,000							980,000	(a), (d), (e)
Canada	Provincial Government of British Columbia		860,000		390,000					1,250,000	(a), (d), (e), (i)
Canada	Town of Princeton		440,000							440,000	(a), (d), (e), (i)
Canada	Lower Similkameen Indian Band				220,000					220,000	(d), (e)
Canada	Upper Similkameen Indian Band				220,000					220,000	(d), (e)
Peru	Government of Peru		106,770,000	23,880,000	2,180,000				230,000	133,060,000	(a), (b), (c), (d), (e)
Peru	Municipal District of Velille								1,280,000	1,280,000	(b), (c), (d), (e)
Peru	Municipal District of Livitaca								2,030,000	2,030,000	(b), (c), (d), (e)
Peru	Municipal District of Colequemarca								640,000	640,000	(b), (c), (d), (e)
Peru	Municipal District of Chamaca								90,000	90,000	(b), (c), (d), (e)
Peru	Municipal District of Llusco								520,000	520,000	(b), (c), (d), (e)
Peru	Municipal District of Coporaque								180,000	180,000	(b), (c), (d), (e)
Peru	Municipal District of Capacmarca								570,000	570,000	(b), (c), (d), (e)
Peru	Municipal District of Condoroma								110,000	110,000	(b), (c), (d), (e)
Peru	Municipal District of Santo Tomas								210,000	210,000	(b), (c), (d), (e)
Peru	Cusco Regional Government								5,310,000	5,310,000	(b), (c), (d), (e)
United States of America	Pima County	Pima County Treasurer	120,000							120,000	(a) (d)
United States of America	Governement of the United States of America				770,000					770,000	(g), (d)
United States of America	Arizona State Government				690,000					690,000	(h), (d)
Additional Notes:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment or payment in-kind that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) In-kind values have been reported using cost. If the cost is not determinable, the in-kind payment has been reported at the fair market value using an arm's length commercial value. In-kind infrastructure improvement payments in the amount of $0 were reported.
(d) Amounts are reported in U.S. dollars consistent with the entity's method of reporting transactions in foreign currencies in its financial statements.
(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2674 USD /  1 USD = 3.7403 Sol, and 1 CAD= 0.6950 USD / 1 USD = 1.4389 CAD.
(f) Minister of Finance Manitoba and Manitoba Mines Branch.
(g) Bureau of Land Management and United States Department of the Interior.
(h) Arizona Department of Environmental Quality and Arizona Department of Water Resources.
	(i) Ministry of Finance and Ministry of Environment and Climate Change.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Hudbay Minerals Inc				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E999414
Subsidiary Reporting Entities (if necessary)	Copper Mountain Mine (BC) LTD. (E037058)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[2,3]
Canada	Manitoba	7,130,000		1,080,000					8,210,000	(a), (d), (e)
Canada	British Columbia	1,300,000		830,000					2,130,000	(a), (d), (e)
Peru	Constancia	106,770,000	23,880,000	2,180,000				11,170,000	144,000,000	(a), (c), (d), (e)
United States of America	Copper World	120,000		1,460,000					1,580,000	(a), (d)
Additional Notes:	HBM Management Footnotes
(a) Taxes for the purposes of ESTMA do not align with the definition of "income taxes" under IFRS, as a result the numbers from the ESTMA reporting cannot be tied directly to our cash flow statement as disclosed in our audited consolidated financial statements.
(b) Infrastructure improvement payments captures any payment or payment in-kind that are reportable under ESTMA and improve the operation of society that are not captured by the other payment categories.
(c) In-kind values have been reported using cost. If the cost is not determinable, the in-kind payment has been reported at the fair market value using an arm's length commercial value. In-kind infrastructure improvement payments in the amount of $0 were reported.
(d) Amounts are reported in U.S. dollars consistent with the entity's metod of reporting transactions in foreign currencies in its financial statements.
	(e) FX (Sol or CAD to USD) rate used is the financial year end FX rate provided from the Bank of Canada 1 Sol = 0.2674 USD / 1 USD = 3.7403 Sol, and 1 CAD= 0.6950 USD / 1 USD = 1.4389 CAD.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.